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                                                                 Exhibit 10.42


                             STOCK OPTION AGREEMENT
                                     BETWEEN
                               WARREN MOBLEY, JR.
                             AND @ENTERTAINMENT, INC.

          THIS STOCK OPTION AGREEMENT ("Option Agreement"), is made effective as of December 14, 1998 (the "Effective Date"), by and between Warren Mobley, Jr. ("Employee") and @Entertainment, Inc., a Delaware corporation (the "Company").

     1.  GRANT OF OPTION AND OPTION PERIOD.

          a. The Company hereby grants Employee an option (the "Option") to purchase two hundred thousand (200,000) shares (the "Shares") of the Company's common stock (the "Common Stock"), with a par value of $0.01 per share, pursuant to the terms and conditions set forth in this Option Agreement. The exercise price for the Option (the "Exercise Price") shall be Fourteen Dollars and Thirty Cents (U.S. $14.30) per share.

          b. The option to purchase Sixty-Six Thousand Six Hundred and Sixty-Six (66,666) of these Shares will vest each year beginning on July 1, 1999, with the final Sixty-Six Thousand Six Hundred and Sixty-seven (66,667) of the Shares vesting on July 1, 2001. Provided, however, that (i) the Option shall vest in full immediately on the date of a "Change in Control" of @Entertainment, Inc. (for purposes of this clause, the term "Change in Control" shall have the same meaning as that term has in the Indenture dated as of July 14, 1998, between @Entertainment, Inc. and Bankers Trust Company as trustee with respect to those certain 14 1/2% Senior Discount Notes of the Company due 2008 (the "Indenture"); (ii) that portion of the Option which has not yet vested on the date of the occurrence of the Vesting Event (as defined herein) shall vest immediately on the date that Canal + S.A., acting individually or in connection with any other "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the direct or indirect "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 15% or more of the then outstanding common stock (including such person's or group's securities which are convertible into common stock) of the Company and has the right to nominate at least one member of the Board of Directors of the Company (the "Vesting Event"); and
(iii) no portion of such Option shall vest after the date (the "Cut-Off Date") that is the earlier of (a) the date that the Executive Employment Agreement dated as of December 14, 1998 between Poland Communications, Inc. and Employee (the "Employment Agreement") is terminated, and (b) the date on which the Company sends Employee a notice referred to in Section 8 of the Employment Agreement.

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     2.  MANNER OF EXERCISE.

Subject to the conditions and restrictions contained in Section 3 below, the Option shall be exercised by delivering written notice of exercise to the Secretary of the Company. Such notice shall be irrevocable and must be accompanied by payment in cash, banker's draft or such other form of consideration as the Company may approve, and a signed Subscription Agreement, reasonably acceptable to both parties.

     3.  NON-TRANSFERABILITY.

Neither this Option nor any interest therein may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner (other than by will or by the laws of descent and distribution during the option period described in
Section 1, or in a manner as may be established from time to time by the Board of Directors or the Company's Stock Option Committee pursuant to the Company's 1997 Stock Option Plan). This Option is not assignable by operation of law or subject to execution, attachment or similar process. During Employee's lifetime, the Option can only be exercised by Employee. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Option or any interest therein contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option or any interest therein shall be null and void and without force or effect. No transfer of the Option by gift or trust to a family member, by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof executed by the trustee(s) of a trust established for a family member or the personal representative of the estate of Employee which shall be accompanied by an authenticated copy of the documents appointing such trustee(s) or of the letters testamentary appointing such personal representative, or such other evidence as the Company may deem reasonably necessary to establish the validity of the transfer, and also evidence as the Company may deem reasonably necessary to establish the acceptance by the transferee or transferees of the terms and conditions of the Option. The terms of the Option transferred by will or by the laws of descent and distribution shall be binding upon the executors, administrators, heirs and successors of Employee. The terms of the Option transferred in trust shall be binding upon the trustee(s) of such trust.

     4.  ADJUSTMENT IN THE EVENT OF CHANGE IN STOCK.

In the event of any change in the outstanding Common Stock of the Company due to stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, rights offering, warrants, or exchange of shares, the number and kind of the Shares and/or the


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purchase price per Share will be appropriately adjusted, upwards or downwards, consistent with such change. The reasonable determination of the Company regarding any adjustment will be final and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares.

     5.  NO STOCK RIGHTS.

Employee shall not be entitled to vote, be deemed the holder of any Shares, have the right to receive dividends with respect to any Shares, or otherwise have any of the rights of a stockholder of the Company with respect to any Shares, unless and until Employee has exercised the Option with respect to such Shares in accordance with the terms and conditions of this Option Agreement.

     6.  RESERVATION AND ISSUANCE OF SHARES.

         a. The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, the number of shares of Common Stock that is sufficient for the purpose of enabling it to satisfy any obligation to issue the shares of Common Stock deliverable upon exercise of the Option.

         b. The Company covenants that all Shares will, upon issuance in accordance with the terms of this Agreement, be duly authorized, fully paid and non-assessable.

     7.  LOCK-UP ARRANGEMENTS

         a. During the term of this Option Agreement, Employee, if requested by the Company and the lead underwriter of any public offering of the Common Stock or other securities of the Company (the "Lead Underwriter"), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180 day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter shall specify. Employee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock or such other securities subject until the end of such period. The Company and Employee acknowledge that each Lead


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Underwriter of a public offering of the Company's stock, during the period of such offering and for the 180 day period thereafter, is an intended beneficiary of this Section 7.

     b. Employee hereby agrees that if the Vesting Event occurs, Employee will not offer, sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge, hypothecate or otherwise transfer or dispose of, any shares of Common Stock that Employee acquired through the exercise of that portion of the Option which vested upon the occurrence of the Vesting Event pursuant to Section 1(b)(ii) hereof, prior to the earlier of: (a) the expiration of a one year period measured from the date that the Vesting Event occurs; or (b) the expiration of the Employment Agreement by passage of time or by reason of Employee's death or permanent disability. The obligations contained in the proceeding sentence shall be referred to herein as the "Company Lock-Up Agreement." Provided however, that in the event that Employee's employment with the Company is terminated by the Company without cause (as defined in Section 8 of the Employment Agreement) at any time after the Vesting Event has occurred, the Company Lock-Up Agreement shall terminate on the Cut-Off Date.

     8. REPRESENTATIONS AND WARRANTIES OF EMPLOYEE. In order to induce the Company to accept this Option Agreement, Employee hereby represents and warrants to the Company as follows:

          a. If in the future Employee desires to offer or dispose of the Option or any of the Shares or any interest therein, he will do so only in compliance with applicable securities laws and this Option Agreement.

          b. Employee acknowledges that there may be restrictions under the securities laws of the jurisdiction(s) in which he resides on the sale of the Shares he obtains on exercise of the Option, and that he should seek legal assistance before proceeding with the purchase or sale of said Shares.

          c. Employee agrees that the representations and warranties of Employee set forth in this Section 8 shall survive the exercise of the Option and the termination or expiration of this Option Agreement for a period of six months.

     9. GOVERNING LAW.

This Option Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflicts of laws or choice of law.

     10. BENEFIT.


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This Option Agreement shall be binding upon the Company, Employee, their heirs, executors, administrators, legal representatives, successors, and permitted assigns, and Employee in furtherance thereof may execute a will directing Employee's executor to perform this Option Agreement and to execute all documents necessary to effectuate the purposes of this Option Agreement, but the failure to execute such a will shall not affect the rights of the Company or the obligations of Employee's estate as provided in this Option Agreement. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies under or by reason of this Option Agreement.

    11.  SPECIFIC PERFORMANCE.

         a. The parties to this Option Agreement hereby agree that an award of damages alone is inadequate to remedy a breach of terms of this Option Agreement and that specific performance, injunctive relief or other equitable remedy is the only way by which the intent of this Option Agreement may be adequately realized upon breach by one or more of the parties. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

         b. In furtherance of and not in limitation of the foregoing, should any dispute arise concerning a sale, purchase, encumbrance, pledge, transfer, hypothecation, assignment or other disposition of the Option or any of the Shares which is alleged to contravene the provisions of this Option Agreement, an injunction may be issued restraining any such transaction pending the determination of such controversy.

    12.  WAIVER.

Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Option Agreement shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

    13.  NOTICE.

         a. All notices required to be given under the terms of this Agreement or which any of the Parties may desire to give hereunder shall be in writing and delivered personally or sent by express delivery, by facsimile, or by registered or certified mail with proof of receipt, postage and expenses prepaid and with return receipt requested addressed as follows:


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          IF TO THE COMPANY:

          @Entertainment, Inc.
          c/o Chase Enterprises
          One Commercial Plaza
          Hartford, Connecticut 06103
          U.S.A.
          Facsimile:  (860) 293-4297
          Attention:  Przemyslaw A. Szmyt

          With a copy to:

          Marc R. Paul
          Baker & McKenzie
          815 Connecticut Avenue
          Washington, D.C. 20006
          U.S.A.
          Facsimile:  (202) 452-7074

          IF TO EMPLOYEE:

          Warren L. Mobley, Jr.
          Ul. Pawinskiego 5A blok D
          02-106 Warszawa, Poland

          Facsimile:  (  )

          b. Notice given in accordance with this Section 13 shall be deemed to have been given when delivered personally, or when received if sent via express delivery, facsimile, or registered or certified mail, postage prepaid and return receipt requested.

          c. Any party may change its address for notices by communicating its new address in writing to the other party.

     14. ENTIRE AGREEMENT. This Option Agreement is subject to that certain Employment Agreement between Employee and Poland Communications, Inc. as of December 14, 1998, and in the event of a conflict between them, the provisions of the Employment Agreement shall prevail. Except as provided in the foregoing sentence, this Option Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by writing executed by all of the parties.

     15. SEVERABILITY.

The invalidity or unenforceability of any provisions of this Option Agreement shall in no way affect the validity or enforceability of any other provision hereof.

     16. HEADINGS.


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The headings to the sections of this Option Agreement are used for reference only and are not to be construed as limiting or extending the provisions hereof.

     17. COUNTERPARTS.

This Option Agreement may be executed in any number of counterparts, each of which shall be considered an original but all of which shall constitute the Option Agreement by and among the parties.

         IN WITNESS THEREOF, the undersigned have executed this Option Agreement effective as of the date first above written.


                                       @Entertainment, Inc., a
                                       Delaware corporation


                                       By: /s/ Robert E. Fowler, III
                                           --------------------------
                                               Robert E. Fowler, III
                                       Its:    Chief Executive Officer


                                           /s/ Warren L. Mobley, Jr.
                                           --------------------------
                                               Warren L. Mobley, Jr.


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